Exhibit 3.1

BYLAWS OF BANK OF AMERICA CORPORATION

As Amended on 7/28/10

ARTICLE I

DEFINITIONS

Section 1. Definitions. In these Bylaws, unless otherwise specifically provided:

(a) “Affiliate” means any corporation, partnership, limited liability company, association, trust or other entity or organization that is Controlled By the Corporation.

(b) “Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended and restated from time to time, including any certificates of designation filed with the Delaware Secretary of State setting forth the terms of preferred stock of the Company.

(c) “Common Stock” means the common stock of the Corporation.

(d) “Controlled By” means possession, directly or indirectly, of the power to direct or cause the direction and management of the policies of an entity, whether through the ownership of over fifty percent of the voting securities or other ownership interest, by contract or otherwise.

(e) “Corporation” means Bank of America Corporation, a Delaware corporation, and any successor thereto.

(f) “DGCL” means the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended.

(g) “Shares” means the Common Stock and other units into which the equity interests in the Corporation are divided.

(h) “Stockholder” means the person in whose name Shares are registered in the records of the Corporation.

Section 2. Cross-Reference to the DGCL. If any term used in these Bylaws and not otherwise defined herein is defined for purposes of the DGCL, such definition shall apply for purposes of these Bylaws, unless the context shall clearly require otherwise.

ARTICLE II

OFFICES

Section 1. Principal Place of Business. The principal place of business of the Corporation shall be located in the City of Charlotte, County of Mecklenburg, State of North Carolina.

Section 2. Registered Office. The registered office of the Corporation required by the DGCL to be maintained in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation’s registered agent at such address is The Corporation Trust Company.

Section 3. Other Offices. The Corporation may have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the affairs of the Corporation may require from time to time.

ARTICLE III

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the Stockholders shall be held each year at a date and hour fixed by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2. Special Meetings.

(a) General. Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by the DGCL, may be called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or by the Secretary acting under instructions of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President, subject to any applicable law or regulation (each, a “Special Meeting Request”). A special meeting of Stockholders shall be called by the Secretary upon the written request of the record holders of at least ten percent (10%) of the outstanding common stock of the Corporation (the “Requisite Percent”), subject to Subsection (b) of this Section 2 (a “Stockholder Requested Special Meeting”).

(b) Stockholder Requested Special Meetings. In order for a Stockholder Requested Special Meeting to be called, one or more requests for a special meeting (each, a “Stockholder Special Meeting Request,” and collectively, the “Stockholder Special Meeting Requests”) must be signed by the Requisite Percent of record holders (or their duly authorized agents) and must be delivered to the Secretary. The Special Meeting Request(s) shall be delivered to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested. Each Stockholder Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the meeting and the matters proposed to be acted on at it, (ii) bear the date of signature of each such stockholder (or duly authorized agent) signing the Stockholder Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s stock ledger, of each stockholder signing such request (or on whose behalf the Stockholder Special Meeting Request is signed), (B) the class, if applicable, and the number of shares of common stock of the Corporation that are owned of record and beneficially by each such stockholder and (C) include documentary evidence of such stockholder’s record and beneficial ownership of such stock, (iv) set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the

“Exchange Act”) and (v) contain the information required by Article III, Section 12 of these Bylaws. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation.

(c) Calling of a Special Meeting. The Secretary shall not be required to call a special meeting of Stockholders if (i) the Board of Directors calls an annual or special meeting of Stockholders to be held not later than sixty (60) days after the date on which a valid Special Meeting Request or Stockholder Special Meeting Requests have been delivered to the Secretary (the “Delivery Date”) ; or (ii) the Special Meeting Request or the Stockholder Special Meeting Request (A) is received by the Secretary during the period commencing seventy-five (75) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (B)contains an identical or substantially similar item (a “Similar Item”) to an item that was presented at any meeting of Stockholders held within one hundred and twenty (120) days prior to the Delivery Date (and, for purposes of this clause (B) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); (C) relates to an item of business that is not a proper subject for action by the party requesting the special meeting under applicable law; (D) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; or (E) does not comply with the provisions of this Section 2. The Secretary may call a special meeting of Stockholders at any time as requested by any government or regulatory agency.

(d) Holding a Special Meeting. Except as provided in the next sentence, any special meeting shall be held at such date and time as may be fixed by the Board of Directors in accordance with these Bylaws and the DGCL. In the case of a Stockholder Requested Special Meeting, such meeting shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any Stockholder Requested Special Meeting shall be not more than sixty (60) days after the record date for such meeting (the “Meeting Record Date”), which shall be fixed in accordance with Article III, Section 5 of these Bylaws; provided further that, if the Board of Directors fails to designate, within ten (10) days after the Delivery Date, a date and time for a Stockholder Requested Special Meeting, then such meeting shall be held at 9:00 a.m. local time on the 60th day after the Meeting Record Date (or, if that day shall not be a business day, then on the next preceding business day); and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Special Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the Corporation’s principal executive offices. In fixing a date and time for any Stockholder Requested Special Meeting the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.

(e) Business Transacted at a Special Meeting. Business to be transacted at a special meeting may only be brought before the meeting pursuant to the Corporation’s notice of meeting. Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the Stockholder Special Meeting Request(s); provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the Stockholders at any Stockholder Requested Special Meeting.

Section 3. Place of Meeting. The Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President of the Corporation, or the Secretary acting under instructions of the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, shall designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting of Stockholders or for any special meeting of Stockholders.

Section 4. Notice to Stockholders. Except as otherwise provided herein or required by law, whenever Stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which the Stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any notice to Stockholders shall be effective if given by a form of electronic transmission consented to by the stockholder in the manner and to the extent permitted by the DGCL.

The written notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each Stockholder entitled to vote at such meeting. Notwithstanding the foregoing, notice may be given to Stockholders sharing an address in the manner and to the extent permitted by the DGCL. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote at the meeting.

Section 5. Fixing of Record Date. For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or Stockholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of Stockholders for any other proper purpose, the Board of Directors may fix in advance a date for any such determination of Stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which date in any case to be not more than 60 days and, in case of a meeting of Stockholders, not less than ten days prior to, the date of such meeting or on which such action is to be taken. If no record date is fixed for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, or for determination of the Stockholders entitled to receive payment of a dividend or other distribution or any other purpose, the close of business on the day before the first notice is given shall be the record date. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date.

Section 6. Stockholders List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before the meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of Shares registered in the name of each Stockholder. The list of Stockholders shall be open to the examination of any Stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting during ordinary business hours, at the principal place of business of the Corporation, or the Corporation may place the Stockholder’s list on a reasonably accessible electronic network as permitted by the DGCL. The list shall be produced and kept at the time and place of the meeting and be available for inspection by any Stockholder who is present at the meeting.

Section 7. Quorum. A majority of the voting power of the outstanding shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at a meeting of Stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the votes entitled to be cast by the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. In the absence of a quorum, such meeting may be adjourned from time to time by the approval of the majority of the voting power of the outstanding shares present and entitled to vote at the meeting, even if less than a quorum. Once a quorum is present at a meeting, it is deemed present for the remainder of the meeting and for any adjournment of that meeting, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

Section 8. Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Without limiting the manner in which a Stockholder may authorize another person or persons to act for such Stockholder as proxy pursuant to the previous paragraph, the following shall constitute a valid means by which a Stockholder may grant such authority:

(1) A Stockholder may execute a writing authorizing another person or persons to act for such Stockholder as proxy. Execution may be accomplished by the Stockholder or such Stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(2) A Stockholder may authorize another person or persons to act for such Stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the previous paragraph of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 9. Voting of Shares. Except as otherwise provided by the Certificate of Incorporation, each outstanding share of Common Stock is entitled to one vote on each matter voted on at a Stockholders meeting. Other Shares are entitled to vote only as provided in the Certificate of Incorporation or the DGCL. If a quorum exists, action on a matter (other than election of directors or the Chairman of a meeting) is approved if the votes cast favoring an action exceed the votes cast opposing the action, unless the Certificate of Incorporation or the DGCL requires a greater number of affirmative votes. Where a separate vote by a class or series or classes or series is required, the approval of the majority of the votes entitled to be cast within such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series. Such class or series or classes or series shall not be entitled to vote separately unless expressly required by the Certificate of Incorporation or as otherwise provided in the DGCL.

Section 10. Required Vote for Directors. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that the directors shall be elected by a plurality of the votes cast at any meeting of Stockholders for which (i) the Secretary of the Corporation receives a notice that a Stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article III, Section 12 of these Bylaws and (ii) such nomination has not been withdrawn by such Stockholder on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the Stockholders. If no nominees for election to the Board of Directors are elected at an annual meeting, a special meeting of Stockholders shall be called for an election of directors in the manner provided in Article III, Section 2 of these Bylaws.

Section 11. Conduct of Meetings. The Chairman of the Board shall preside as chairman at each meeting of Stockholders or, in the Chairman’s absence, the Chief Executive Officer shall so preside. At the request of the Chairman of the Board or the Chief Executive Officer, in both their absences, such other officer as the Board of Directors shall designate shall so preside at any such meeting. In the absence of a presiding officer determined in accordance with the preceding sentence, any person may be designated to so preside at a Stockholders meeting by a plurality vote of the Shares represented and entitled to vote at the meeting. The Secretary or, in the absence or at the request of the Secretary, any person designated by the person presiding at a Stockholders meeting shall act as secretary of such meeting. The chairman of any meeting of Stockholders shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting, the conduct of discussion, and the propriety of any proposal brought before the meeting. The date and time of the opening and closing of the polls for each matter upon which the Stockholders will vote at the meeting shall be announced at the meeting.

Section 12. Notice of Stockholder Business and Nominations. At any meeting of the Stockholders, only nominations for the election of directors and the proposal of other business to be considered that has been properly brought before the meeting in accordance with the procedures set forth in this Section 12 may be conducted. Nominations for the election of directors and the proposal of other business at an annual meeting may be made only: (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (b) by or at the direction of the Board of Directors or any committee thereof; or (c) by a stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with this Section 12.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the above paragraph of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the seventy-fifth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after its anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the seventy-fifth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Any notice by a stockholder shall set forth:

(a) the name and address of the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, as they appear on the Corporation’s books;

(b) a representation that the stockholder is a holder of record of the Corporation’s stock (including the number and class of shares which are owned beneficially and of record by such stockholder and such beneficial owner), entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination

(c) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase or decrease the voting power of, such stockholder or any such beneficial owner with respect to any share of stock of the Corporation;

(d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from Stockholders in support of such proposal or nomination;

(e) as to each person whom the stockholder proposes to nominate for election as a director, a description of all arrangements or understandings among the stockholder or the beneficial owner, if any, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(f) as to each person whom the stockholder proposes to nominate for election as a director, all information regarding each nominee that would be required to be disclosed in solicitations of proxies for election of directors in an election contest pursuant to Regulation 14A under the Exchange Act; and

(g) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

Notwithstanding anything in the second sentence of the second paragraph of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 12. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by the second paragraph of this Section 12 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (d) above of this Section 12) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of Stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders. In the event that a qualified representative of the stockholder will appear at the annual or special meeting of Stockholders to present a nomination or proposed business, the stockholder must provide notice of the designation, including the identity of the representative, to the Corporation at least forty-eight (48) hours prior to such meeting. Where a stockholder fails to provide such notice of designation to the Corporation within the required timeframe, such stockholder must appear in person to present his, her or its nomination or proposed business at the annual or special meeting or such nomination shall be disregarded and such proposed business shall not be transacted as provided for above.

For purposes of this Section 12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing provisions of this Section 12, a stockholder seeking to include a proposal in a proxy statement that has been prepared by the Corporation to solicit proxies shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights (a) of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE IV

BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, except as otherwise provided in the Certificate of Incorporation or permitted under the DGCL.

Section 2. Number and Qualifications. The number of directors of the Corporation shall be not less than five nor more than 30, which number may be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors. Directors need not be residents of the State of Delaware or Stockholders of the Corporation. A director of the Corporation shall at all times meet all statutory and regulatory qualifications for a director of a publicly held bank holding company and financial holding company.

Section 3. Terms of Directors. The terms of all directors shall expire at the next annual Stockholders meeting following their election. A decrease in the number of directors does not shorten an incumbent director’s term. The term of a director elected to fill a vacancy shall expire at the next Stockholders meeting at which directors are elected. Despite the expiration of a director’s term, however, such director shall continue to serve until the director’s successor is elected and qualified or until such director’s earlier resignation or removal. Any director may be removed at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the outstanding Shares then entitled to vote at an election of directors.

Section 4. Vacancies and Newly Created Directorships. Except in those instances where the Certificate of Incorporation or applicable law provides otherwise, a majority of directors then in office, although less than a quorum, or a sole remaining director, may fill a vacancy or a newly created directorship on the Board of Directors. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs by a majority of directors then in office, including those who have so resigned, but the new director may not take office until the vacancy occurs.

Section 5. Compensation. The Board of Directors may provide for the compensation of directors for their services as such and may provide for the payment or reimbursement of any or all expenses reasonably incurred by them in attending meetings of the Board or of any committee of the Board or in the performance of their other duties as directors. Nothing herein contained, however, shall prevent any director from serving the Corporation in any other capacity or receiving compensation therefor.

Section 6. Executive Committee. The Board of Directors may designate four or more directors who shall constitute the Executive Committee of the Corporation. The Executive Committee, between meetings of the Board of Directors and subject to such limitations as may be required by law or imposed by resolution of the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation. Meetings of the Executive Committee may be held at any time on call of its Chairman or any two members of the Committee. A majority of the members shall constitute a quorum at all meetings. The Executive Committee shall keep minutes of its proceedings and shall report its actions to the next succeeding meeting of the Board of Directors.

Section 7. Other Committees. The Board of Directors may from time to time create or eliminate one or more other committees, including but not limited to Audit, Compensation, Corporate Governance, and Asset Quality Review committees, and appoint members of the Board of Directors to serve on them. Each committee must have one or more members who serve at the pleasure of the Board of Directors, and the Board of Directors shall periodically approve a charter describing the duties of each committee. The provisions of the DGCL and these Bylaws that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except as to the matters which the DGCL specifically excepts from the authority of such committees. Nothing contained in this Section shall preclude the Board of Directors from establishing and appointing any committee, whether of directors or otherwise, not having or exercising the authority of the Board of Directors.

ARTICLE V

MEETINGS OF DIRECTORS

Section 1. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw provision immediately after, and at the same place as, the annual meeting of the Stockholders. In addition, the Board of Directors may provide, by resolution, the date, time and place for the holding of additional regular meetings.

Section 2. Special Meetings. Special meetings of the Board of Directors may be held at any date, time and place upon the call of the Chairman of the Board, the Chief Executive

Officer, the President or of the Secretary acting under instructions from the Chairman of the Board or the Chief Executive Officer or the President, or upon the call of any three directors. Special meetings may be held at any date, time and place and without special notice by unanimous consent of the directors.

Section 3. Notice. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice may be communicated, without limitation, in person; by telephone, facsimile, or other electronic transmission; or by mail or private carrier. Written notice of a directors meeting is effective at the earliest of the following:

(a)	when received;

(b)	upon its deposit in the United States mail, as evidenced by the postmark, if mailed with postage thereon prepaid and correctly addressed;

(c)	If by facsimile or other electronic transmission, by acknowledgment of the electronic transmission; or

(d)	on the date shown on the confirmation of delivery issued by a private carrier, if sent by private carrier to the address of the director last known to the Corporation.

Oral notice is effective when actually communicated to the director. Notice of an adjourned meeting of directors need not be given if the time and place are fixed at the meeting being adjourned. The notice of any meeting of directors need not describe the purpose of the meeting unless otherwise required by the DGCL.

Section 4. Waiver of Notice. A director may waive any notice required by the DGCL, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records, except that, notwithstanding the foregoing requirement of written notice, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting expressly objects to holding the meeting or transacting business at the because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

Section 5. Quorum. A majority of the number of directors in office immediately before the meeting begins, but in no case less than 1/3 of the total number of directors fixed by the Board of Directors, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of directors present may adjourn the meeting from time to time without further notice.

Section 6. Manner of Acting. Except as otherwise provided in the DGCL, the Certificate of Incorporation or herein, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 7. Conduct of Meetings. The Chairman or the Chief Executive Officer shall preside at all meetings of the Board of Directors; provided, however, that in the absence or at the request of the Chairman of the Board, or if there shall not be a person holding such offices, the person selected to preside at a meeting of directors by a vote of a majority of the directors present shall preside at such meeting. The Secretary, or in the absence or at the request of the Secretary, any person designated by the person presiding at a meeting of the Board of Directors, shall act as secretary of such meeting.

Section 8. Action Without a Meeting. Any action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more consents in writing or by electronic transmission describing the action taken, which consent or consents shall be included in the minutes or filed with the corporate records.

Section 9. Participation Other Than in Person. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a Board of Directors or committee meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at the meeting.

ARTICLE VI

OFFICERS

Section 1. Officers of the Corporation. The officers of the Corporation may include a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Chairmen, one or more Division Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, assistant or deputy officers and agents, as may be elected from time to time by or under the authority of the Board of Directors. The same individual may simultaneously hold more than one office in the Corporation, but no individual may act in more than one capacity where action of two or more officers is required. The title of any officer may include any additional designation descriptive of such officer’s duties as the Board of Directors may prescribe.

Section 2. Appointment and Term. The officers of the Corporation shall be elected by the Board of Directors or by a committee or an officer authorized by the Board of Directors or a committee to elect one or more officers; provided, however, that no officer may be authorized to elect the Chairman of the Board, the Chief Executive Officer or the President. Each officer shall hold office until his or her death, resignation, retirement, removal or disqualification or until such officer’s successor is elected and qualified.

Section 3. Compensation. The compensation of all officers of the Corporation shall be fixed by or under the authority of the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director.

Section 4. Resignation and Removal of Officers. An officer may resign at any time by communicating such officer’s resignation to the Corporation. A resignation is effective when it is communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date. The Board of Directors, by the affirmative vote of a majority of its members, may remove the Chairman of the Board, the Chief Executive Officer or the President whenever in its judgment the best interest of the Corporation would be served thereby. In addition, the Board of Directors or a committee or an officer authorized by the Board of Directors or a committee may remove any other officer at any time with or without cause.

Section 5. Contract Rights of Officers. The appointment of an officer does not itself create contract rights. An officer’s removal does not itself affect the officer’s contract rights, if any, with the Corporation, and an officer’s resignation does not itself affect the Corporation’s contract rights, if any, with the officer.

Section 6. Chief Executive Officer. The Board of Directors may elect a Chief Executive Officer. The Chief Executive Officer shall, subject to the direction and control of the Board of Directors, supervise and control the business and affairs of the Corporation. In general the Chief Executive Officer shall perform all duties incident to the position of chief executive officer or as may be prescribed by the Board of Directors or these Bylaws from time to time.

Section 7. Chairman of the Board. The Board of Directors may elect from among its members an officer designated as the Chairman of the Board, but the appointment of a Chairman of the Board shall not be required. If a Chairman of the Board shall be elected, then the Chairman of the Board shall have such other duties and authority as may be prescribed by the Board of Directors from time to time. In general the Chairman of the Board shall perform all duties incident to the position of chairman of the board or as may be prescribed by the Board of Directors or these Bylaws from time to time.

The Chairman of the Board shall be a director who is independent from the Corporation. For purposes of this Bylaw, “independent” has the meaning set forth in the New York Stock Exchange (“NYSE”) listing standards, unless the Corporation’s common stock ceases to be listed on the NYSE and is listed on another exchange, in which case such exchange’s definition of independence shall apply. If the Board of Directors determines that a Chairman who was independent at the time he or she was selected is no longer independent, the Board of Directors shall select a new Chairman who satisfies the requirements of this Bylaw within 60 days of such determination. Compliance with this Bylaw shall be excused if no director who qualifies as independent is elected by the Stockholders or if no director who is independent is willing to serve as Chairman of the Board. This Bylaw shall apply prospectively, so as not to violate any contractual obligation of the Corporation in effect when this Bylaw was adopted.

Section 8. President. The Board of Directors may elect a President. The President shall perform the duties and exercise the powers of that office and, in addition, the President shall perform such other duties and shall have such other authority as the Board of Directors shall prescribe. In general the President shall perform all duties incident to the position of president or as may be prescribed by the Board of Directors or these Bylaws from time to time. The Board of Directors shall, if it deems such action necessary or desirable, designate the officer of the Corporation who is to perform the duties of the President in the event of such officer’s absence or inability to act.

Section 9. Vice Chairman. The Board of Directors may elect one or more officers designated as the Vice Chairman, but the appointment of one or more Vice Chairmen shall not be required. If one or more Vice Chairmen shall be elected, then one or more Vice Chairmen shall have such duties and authority as may be prescribed by the Board of Directors from time to time.

Section 10. Division Presidents. The Board of Directors may appoint one or more officers designated as Division Presidents, but the appointment of one or more Division Presidents shall not be required. If one or more Division Presidents shall be appointed, then the Division President(s) shall have such duties and authority as may be prescribed by the Board of Directors from time to time.

Section 11. Managing Directors and Vice Presidents. The Board of Directors may appoint one or more Managing Directors and one or more Vice Presidents. Categories of Vice Presidents may include, but are not limited to, Group Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, and Assistant Vice Presidents. The Board of Directors may create categories of Managing Directors. Each Managing Director and each Vice President shall have such duties and authorities as may be described by the Board of Directors or by the officer to whom such Managing Director or Vice President reports.

Section 12. Secretary. The Secretary shall keep the minutes of meetings of the Stockholders and of the Board of Directors and be custodian of the corporate records, and in general perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer, the Board of Directors or a committee created by the Board of Directors.

Section 13. Treasurer. The Treasurer shall have charge and custody of all funds and securities of the Corporation, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer, the Board of Directors or a committee created by the Board of Directors.

Section 14. Assistant Secretaries and Deputy Treasurers. Assistant Secretaries and Deputy Treasurers, if any, shall, in the event of the death of or the inability or refusal to act by the Secretary or the Treasurer, respectively, have all the powers and perform all of the duties of those offices, and they shall, in general, perform such duties as shall be assigned to them by the

Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors.

ARTICLE VII

SHARES AND THEIR TRANSFER

Section 1. Shares. Shares of the Corporation may but need not be represented by certificates. Upon request every holder of uncertificated shares shall be entitled to have a certificate. When Shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the DGCL and as determined by the Board of Directors, to every Stockholder for the fully paid Shares owned by such Stockholder. Each certificate shall be signed by the Chairman, or a Vice Chairman of the Board, or the President, or a Vice President, and the Secretary or an Assistant Secretary or the Treasurer or a Deputy Treasurer of the Corporation representing the number of Shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

Section 2. Stock Transfer Books and Transfer of Shares. The Corporation, or its agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each Stockholder of record, together with such Stockholder’s address and the number and class or series of Shares held by such Stockholder. Transfer of Shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the Shares sought to be transferred by the holder of record thereof or by such holder’s duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer with the Secretary. All certificates surrendered for transfer shall be canceled before new certificates for the transferred Shares shall be issued.

Section 3. Lost Certificates. The Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman, any Division President, any Executive Vice President, any Managing Director, the Secretary, the Treasurer, or such other officers, employees or agents as the Board of Directors or such designated officers may direct, may authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or mutilated, upon receipt of an affidavit of such fact from the persons claiming the loss or destruction and any other documentation satisfactory to the Board of Directors or such officer. At the discretion of the party reviewing such claim, any such claimant may be required to give the Corporation a bond in such sum as it may direct to indemnify against the loss from any claim with respect to the certificate claimed to have been lost or destroyed.

Section 4. Holder of Record. Except as otherwise required by the DGCL, the Corporation may treat the person in whose name the Shares stand of record on its books as the absolute owner of the Shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such Shares.

Section 5. Transfer Agent and Registrar; Regulations. The Corporation may, if and whenever the Board of Directors so determines, maintain in the State of Delaware or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices, which officers and agencies may establish rules and regulations for the issue, transfer and registration of certificates not inconsistent with these Bylaws. No certificates for Shares of stock of the Corporation in respect of which a Transfer Agent and Registrar shall have been designated shall be valid unless countersigned by such Transfer Agent and registered by such Registrar. Any such countersignature may be a facsimile. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates.

ARTICLE VIII

INDEMNIFICATION

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer, or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager or employee of an Affiliate or of another corporation, association, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, manager, employee or agent or in any other capacity while serving as a director, officer, manager, or employee or agent, shall be vested with the contractual right to indemnification and be held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interest of the Corporation or other entity covered by this Article VIII, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that indemnitee’s conduct was unlawful. Such indemnification shall not be retroactively amended to adversely affect the rights of an indemnitee in connection with any act, omissions, facts or circumstances occurring prior to the date of amendment, shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. This Article shall supercede any conflicting provisions contained in the corporate governance documents of any Affiliate of the Corporation.

Section 2. Right to Advancement of Expenses. The right to indemnification conferred in this Article shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Section 3. Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VIII, as limited by Section 7 hereof, are contract rights. If a claim under Sections 1 and 2 of this Article VIII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of Stockholders or disinterested directors or otherwise.

Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, or employee of the Corporation or any person serving at the request of the Corporation as a director, officer, manager, employee or agent of another corporation, association, limited liability company, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6. Indemnification of Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7. Limitations on Indemnification. All indemnification and insurance provisions contained in this Article VIII are subject to the limitations and prohibitions imposed by federal law, including the Securities Act of 1933 and the Federal Deposit Insurance Act, and any implementing regulations concerning indemnification.

ARTICLE IX

GENERAL PROVISIONS

Section 1. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, contracts, checks, notes, drafts, loan documents, letters of credit, master agreements, swap agreements, guarantees, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, powers of attorney, and other instruments or documents may be signed, executed, acknowledged, verified, attested, delivered or accepted on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman, any Division President, any Managing Director, any Vice President, any Assistant Vice President, or any individual who is listed on the Corporation’s Officer’s payroll file in a position equal to any of the aforementioned officer positions, or such other officers, employees or agents as the Board of Directors or any of such designated officers or individuals may direct. The provisions of this Section 1 are supplementary to any other provision of these Bylaws and shall not be construed to authorize execution of instruments otherwise dictated by law.

Section 2. Voting of Ownership Interests. The Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman, any Division President, any Executive Vice President, any Managing Director, the Secretary, the Treasurer, or such other officers, employees or agents as the Board of Directors or such designated officers may direct are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of stock or other ownership interests in any Affiliate or any other corporations, associations, limited liability companies, partnerships, or other entities standing in the name of the Corporation. The authority herein granted to the individuals to vote or represent on behalf of the Corporation any and all ownership interests held by the Corporation may be exercised either by the individuals in person or by any duly executed proxy or power of attorney.

Section 3. Distributions. The Board of Directors may from time to time authorize, and the Corporation may pay or distribute, dividends or other distributions on its outstanding Shares in such manner and upon such terms and conditions as are permitted by the Certificate of Incorporation and the DGCL.

Section 4. Seal and Attestation. Any officer of the Corporation is empowered to affix the corporate seal on all documents, and may attest the signature of any person executing an instrument on behalf of the Corporation. In the execution on behalf of the Corporation of any instrument, document, writing, notice or paper, it shall not be necessary to affix the corporate seal of the Corporation thereon, and any such instrument, document, writing, notice or paper when executed without said seal affixed thereon shall be of the same force and effect and as binding on the Corporation as if said corporate seal had been affixed thereon in each instance. Section 5. Amendments. The Board of Directors may amend or repeal these Bylaws and may adopt new Bylaws at any regular or special meeting of the Board of Directors; provided, however, that any amendment or repeal of, or the adoption of any Bylaw inconsistent with, Article III, Section 10 of these Bylaws shall also require the approval of the Stockholders of the Corporation. The Stockholders of the Corporation may also amend or repeal these Bylaws and may adopt new Bylaws.

ARTICLE X

EMERGENCY BYLAWS

Section 1. Emergency Bylaws. This Article X shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its shareholders, or during any nuclear or atomic disaster or during the existence of any catastrophe or other similar emergency condition, as a result of which a quorum of the Board of Directors or the Executive Committee thereof cannot be readily convened (an “emergency”), notwithstanding any different or conflicting provision in the preceding Articles of these Bylaws or in the Certificate of Incorporation of the Corporation. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding Articles and the provisions of the Certificate of Incorporation of the Corporation shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article X shall cease to be operative.

Section 2. Meetings. During any emergency, a meeting of the Board of Directors, or any committee thereof, may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and the members of the Corporation’s Management Operating Committee, or any successor committee thereto, (the “Designated Officers”) as it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit. As a result of any emergency, the Board of Directors may determine that a meeting of Stockholders not be held at any place, but instead be held solely by means of remote communication in accordance with the DGCL.

Section 3. Quorum. At any meeting of the Board of Directors, or any committee thereof, called in accordance with Section 2 of this Article X, the presence of one director shall constitute a quorum for the transaction of business. Vacancies on the Board of Directors, or any committee thereof, may be filled by a majority vote of the directors in attendance at the meeting.

In the event that no directors are able to attend a meeting of the Board of Directors, then the Designated Officers in attendance shall serve as directors for the meeting, without any additional quorum requirement and with full powers to act as directors of the Corporation.

Section 4. Amendments. At any meeting called in accordance with Section 2 of this Article X, the Board of Directors or the committees thereof, as the case may be, may modify, amend or add to the provisions of this Article X so as to make any provision that may be practical or necessary for the circumstances of the emergency.

Section 5. Contingency Plan. A management contingency plan developed by the Corporation’s Personnel Division and reviewed annually by a Corporate Governance Committee of the Board of Directors shall be maintained in the custody of the Secretary. Absent action by the Board of Directors, the Corporation shall be managed in accordance with the management contingency plan during an emergency.

Section 6. Liability. No officer, director or employee of the Corporation acting in accordance with the provisions of this Article X shall be liable except for willful misconduct.

Section 7. Repeal or Change. The provisions of this Article X shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of Section 6 of this Article X with regard to action taken prior to the time of such repeal or change.

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